SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549-1004

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) July 14, 2004
                     -------------------
Commission    Registrant; State of Incorporation      I.R.S. Employer
File Number   Address and Telephone Number            Identification No.

1-5324        NORTHEAST UTILITIES                     04-2147929
              (a Massachusetts voluntary association)
              One Federal Street
              Building 111-4
              Springfield, MA   01105
              Telephone (413) 785-5871

1-6392        PUBLIC SERVICE COMPANY OF NEW           02-0181050
                HAMPSHIRE
              (a New Hampshire corporation)
              780 North Commercial Street
              Manchester, New Hampshire 03101-1134
              Telephone (603) 669-4000

                       Not Applicable
                    ---------------------
(Former name or former address, if changed since last report)

ITEM 5.   Other Events

On July 14, 2004, Public Service Company of New Hampshire (PSNH) filed with the New Hampshire Public Utilities Commission
(NHPUC) a settlement among several parties including the NHPUC Staff and the Office of Consumer Advocate, in regards to its Delivery Service rate case. If approved by the NHPUC, the settlement would allow increases in PSNH's distribution and transmission rates totaling $3.5 million annually, effective October 1, 2004, and an incremental $10 million annually effective June 1, 2005, for a total rate increase of $13.5 million. PSNH had initially sought an increase of $21 million annually, effective February 1, 2004.

The NHPUC has hearings scheduled for the first week of August 2004, during which this settlement agreement will be considered.

For further information about this matter, reference is made to "Item 1. Business - Rates and Electric Utility
Restructuring - New Hampshire Rates and Restructuring" in
PSNH's Annual Report on Form 10-K for 2003 and "Financial
Condition and Analysis - Restructuring and Rate Matters -
New Hampshire" in PSNH's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.


This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements of future expectations and not facts. Actual results or developments might differ materially from those included in the forward-looking statements because of factors such as competition and industry restructuring, changes in economic conditions, changes in weather patterns, changes in laws, regulations or regulatory policies, developments in legal or public policy doctrines, technological developments, volatility in electric and natural gas commodity markets, and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in NU's and CL&P's reports to the Securities and Exchange Commission.


                  SIGNATURE PAGE TO FOLLOW

                          SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                            NORTHEAST UTILITIES
                            PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
                            (Registrants)


                            By: /s/ Randy A. Shoop
                                Name:  Randy A. Shoop
                                Title: Assistant Treasurer - Finance





Date:  July 15, 2004